Kingstone Reports Third Quarter 2026 Results

Most Profitable Quarter in Company History
Diluted Net Income Per Share of $1.19 | Annualized Return on Equity of 53%
Net Premiums Earned Growth of 30% | Direct Premiums Written Growth1 of 14.5%
GAAP Net Combined Ratio of 65.6%
Company Updates 2026 Outlook; Raises and Narrows Diluted EPS Guidance to $2.70 to $2.90

Management to Host Conference Call Tomorrow at 8:30 a.m. Eastern Time

Kingston, NY — November 5, 2026 – Kingstone Companies, Inc. (Nasdaq: KINS) (“Kingstone” or the “Company”), a regional property and casualty insurance holding company, today announced its financial results for the third quarter ended September 30, 2026. The Company has also provided an investor presentation that can be accessed through the News & Events/Presentations section of the Company website at www.kingstonecompanies.com.

Key Financial and Operational Highlights
	Quarters Ended			Nine Months Ended
	September 30,			September 30,
($ in thousands, except per share data)	2026	2025	Change	2026	2025	Change
Net premiums earned	$62,412	$47,925	30.2%	$178,748	$137,663	29.8%
Direct premiums written[1]	$86,795	$75,810	14.5%	$228,892	$195,047	17.4%
Net combined ratio	65.6%	72.7%	(7.1)pts	81.7%	79.0%	2.7pts
Catastrophe loss ratio	7.5%	0.2%	7.3pts	10.4%	0.8%	9.6pts
Underlying combined ratio[1]	64.2%	72.5%	(8.3)pts	75.1%	78.8%	(3.7)pts
Net income	$17,584	$10,872	61.7%	$27,246	$26,007	4.8%
Net income per share - diluted	$1.19	$0.74	60.8%	$1.86	$1.82	2.2%
Operating net income per share - diluted[1]	$1.22	$0.73	67.1%	$1.93	$1.68	14.9%
Return on equity - annualized	52.9%	42.9%	10.0pts	28.0%	39.8%	(11.8)pts
[1] Refer to section entitled "Definitions and Non-GAAP Measures" included in this press release for definitions and reconciliations of non-GAAP financial measures to the most comparable GAAP measures.

Management Commentary
Meryl Golden, President and Chief Executive Officer of Kingstone, stated, "I am very pleased to again report the most profitable quarter in Kingstone history. Net income increased 62% to $17.6 million, or $1.19 per diluted share, and our GAAP net combined ratio improved 7.1 points to 65.6%, resulting in an annualized return on equity of 52.9%. Diluted book value per share rose 26% year-over-year to $9.21 despite $9.7 million of after-tax unrealized bond losses in the quarter.

Net premiums earned rose 30% on premium growth and our reduced quota share and direct premiums written1 grew 14.5%, driven by higher average renewal premiums, improved retention and new business growth. Policies in force are now up 11% year-over-year. Our 34.9% net loss ratio included 6.1 points of favorable prior-year reserve development and 7.5 points of catastrophe losses, compared with 0.2 points of catastrophe losses a year ago. Excluding both, our underlying loss ratio1 improved 10.6 points to 33.5% on lower claim frequency and severity, supported by the growing mix of business on the Select platform and faster claims cycle times that give us earlier visibility into ultimate claim costs.

We are updating our 2026 direct premiums written growth outlook to approximately 16%, improving our net combined ratio outlook to 79% to 83%, and raising the midpoint of our diluted earnings per share guidance to $2.80. We will continue to execute with discipline, grow where the returns justify it and allocate capital prudently to deliver long-term value to our shareholders."

Fiscal Year 2026 Outlook
(see “Disclaimer and Forward-Looking Statements” below)

The guidance below reflects management’s expectations based on information available as of November 5, 2026 and is subject to the risks and uncertainties described in “Disclaimer and Forward-Looking Statements” below.

Guidance Metrics	2026 Previous Estimate	2026 Updated Estimate
Direct premiums written[1,4] growth	16% to 20%	~16%
Net combined ratio	81% to 86%	79% to 83%
Underlying combined ratio[1,2] (excluding catastrophe losses and prior-year reserve development)	74% to 76%	74% to 76%
Prior-year reserve development[5]	—%	(3)% to (2)%
Catastrophe loss ratio[3]	7% to 10%	8% to 9%
Net income per share – diluted	$2.20 to $2.90	$2.70 to $2.90
Return on equity	24% to 30%	29% to 30%
¹Refer to “Definitions and Non-GAAP Measures” for definitions and reconciliations of non-GAAP financial measures to the most comparable GAAP measures.
²The underlying combined ratio is a non-GAAP measure. It is computed as the sum of the underlying loss ratio (which is a non-GAAP measure) and the net underwriting expense ratio. The underlying loss ratio excludes catastrophe losses and prior-year reserve development from the GAAP net loss ratio. The most directly comparable GAAP measure is the net combined ratio. Refer to the section entitled “Definitions and Non-GAAP Measures” included in this press release for definitions and reconciliations of non-GAAP financial measures. The 2026 estimate of GAAP net combined ratio reflects the estimated underlying combined ratio plus the estimated catastrophe loss ratio, net of favorable prior-year reserve development recognized through September 30, 2026, as shown in the table above. Actual catastrophe losses and any additional prior-year reserve development could materially impact the GAAP measure of net combined ratio.
³ The catastrophe loss ratio estimate for 2026 of 8% to 9% is above the Company’s six-year historical average of 7.1% (2019–2024) and gives effect to the elevated winter storm activity experienced in the first quarter of 2026. Catastrophe losses are reported net of reinsurance recoveries and include loss adjustment expenses. The Company defines catastrophe events consistent with PCS industry designations.
4Guidance for the most comparable GAAP measure, net premiums earned, is not provided because net premiums earned is an output of multiple variables including direct written premium growth, quota share cession rates, and premium earning patterns, several of which are not within the Company’s direct control; therefore the Company is unable to predict such variables with reasonable certainty without unreasonable efforts.
5Reflects favorable prior-year reserve development recognized through September 30, 2026, as a percentage of estimated full year net premiums earned. No additional development is assumed for the fourth quarter

Key Modeling Assumptions
The following reflects certain key modeling assumptions with respect to the full year 2026 guidance:

Assumption	2026E
Assumed effective tax rate	21%
Weighted average diluted shares outstanding	14.8 million

Consolidated Financial Results

Consolidated Financial Results	Quarters Ended			Nine Months Ended
($ in thousands, except policy and per share data)	September 30,			September 30,
	2026	2025	Change	2026	2025	Change
Net premiums earned	$62,412	$47,925	30.2%	$178,748	$137,663	29.8%
Direct premiums written[1]	$86,795	$75,810	14.5%	$228,892	$195,047	17.4%

Policies in force, at the end of the period	86,579	78,026	11.0%	86,579	78,026	11.0%

Net investment income	$3,756	$2,499	50.3%	$10,522	$6,848	53.7%
Net (losses) gains on investments	$(550)	$182	NM	$(1,325)	$591	(324.2)%
Gain on sale of real estate	$—	$—	—%	$—	$1,966	(100.0)%

Net loss ratio	34.9%	44.3%	(9.4)pts	51.1%	48.2%	2.9pts
Net underwriting expense ratio	30.7%	28.4%	2.3pts	30.6%	30.8%	(0.2)pts
Net combined ratio	65.6%	72.7%	(7.1)pts	81.7%	79.0%	2.7pts

Net loss ratio	34.9%	44.3%	(9.4)pts	51.1%	48.2%	2.9pts
Catastrophe loss ratio	7.5%	0.2%	7.3pts	10.4%	0.8%	9.6pts
Net loss ratio excluding the effect of catastrophes[1]	27.4%	44.1%	(16.7)pts	40.7%	47.4%	(6.7)pts
Effect of prior-year favorable reserve development	(6.1)%	—%	(6.1)pts	(3.8)%	(0.6)%	(3.2)pts
Underlying loss ratio[1]	33.5%	44.1%	(10.6)pts	44.5%	48.0%	(3.5)pts

Net income	$17,584	$10,872	61.7%	$27,246	$26,007	4.8%
Net income per share - basic	$1.21	$0.77	57.1%	$1.88	$1.88	—%
Net income per share - diluted	$1.19	$0.74	60.8%	$1.86	$1.82	2.2%
Return on equity - annualized	52.9%	42.9%	10.0pts	28.0%	39.8%	(11.8)pts

Adjusted EBITDA[1]	$24,378	$14,671	66.2%	$40,170	$33,710	19.2%

Other comprehensive (loss) income, net of tax	$(9,690)	$2,186	NM	$(12,130)	$5,431	(323.3)%
Operating net income[1]	$18,019	$10,729	67.9%	$28,293	$23,988	17.9%
Operating net income per share - basic[1]	$1.24	$0.76	63.2%	$1.96	$1.73	13.3%
Operating net income per share - diluted[1]	$1.22	$0.73	67.1%	$1.93	$1.68	14.9%
Operating return on equity[1]	13.6%	10.6%	3.0pts	21.8%	27.5%	(5.7)pts
Operating return on equity[1] - annualized	54.2%	42.4%	11.8pts	29.1%	36.7%	(7.6)pts

Book value per share, at the end of the period - diluted				$9.21	$7.28	26.5%
Book value per share, at the end of the period - diluted excluding AOCI[1]				$10.43	$7.74	34.9%

NM = Not meaningful
1Refer to section entitled "Definitions and Non-GAAP Measures" included in this press release for definitions and reconciliations of non-GAAP financial measures to the most comparable GAAP measures.

Conference Call Details
Friday, November 6, 2026, at 8:30 a.m. Eastern Time

To participate please dial:

U.S. toll free    1-877-407-2991
International     1-201-389-0925

Participants are asked to dial-in approximately 10 minutes before the conference call is scheduled to begin. The conference call will also be available via live webcast on the Company’s website under the News & Events/Presentations section at www.kingstonecompanies.com. A replay will be available for 30 days.

About Kingstone Companies, Inc.
Kingstone is a regional property and casualty insurance holding company whose principal operating subsidiaries write business through retail and wholesale agents and brokers. Kingstone delivers tailored homeowners insurance solutions through its sophisticated product suite, Select, supported by a scalable and efficient operating platform that enables the Company to pursue significant market opportunities and strategic expansion. Kingstone was the 11th largest writer of homeowners insurance in New York in 2025 and is diversifying its geographic footprint by writing in Connecticut on an admitted basis and California on a non-admitted basis.

Investor Relations Contact:
Elevate IR
KINS@elevate-ir.com
720-330-2829

Disclaimer and Forward-Looking Statements
The guidance provided above is based on information available as of November 5, 2026 and management's review of the anticipated financial results for 2026. Such guidance remains subject to change based on management's ongoing review of the Company's 2026 results and is a forward-looking statement (see below). Kingstone assumes no obligation to update this guidance. The actual results may be materially different and are affected by the risk factors and uncertainties identified in this press release and in Kingstone's annual and quarterly filings with the Securities and Exchange Commission.

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors. For more details on factors that could affect expectations, see Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025.

The risks and uncertainties include, without limitation, the following:

•the risk of significant losses from catastrophes and severe weather events;
•risks related to the lack of a financial strength rating from A.M. Best;
•risks related to limitations on the ability of our insurance subsidiary to pay dividends to us;
•adverse capital, credit and financial market conditions;
•risks related to volatility in net investment income;
•the unavailability of reinsurance at current levels and prices;
•the exposure to greater net insurance losses in the event of reduced reliance on reinsurance;
•the credit risk of our reinsurers;
•the inability to maintain the requisite amount of risk-based capital needed to grow our business;
•the effects of climate change on the frequency or severity of weather events and wildfires;
•risks related to the limited market area of our business;
•risks related to a concentration of business in a limited number of producers;
•legislative and regulatory changes, including changes in insurance laws and regulations and their application by our regulators;
•the effects of competition in our market areas;
•our reliance on certain key personnel;
•risks related to security breaches or other attacks involving our computer systems or those of our vendors;
•our reliance on information technology and information systems; and
•the uncertainty relating to our geographic diversification strategy in entering the California and Connecticut markets and other markets.

Kingstone undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Definitions and Non-GAAP Measures

Direct premiums written is a non-GAAP measure, which represents the total premiums charged on policies issued by the Company during the respective fiscal period.

Adjusted EBITDA is a non-GAAP measure, which is net income (loss) exclusive of interest expense, income tax expense (benefit), depreciation and amortization, loss on extinguishment of debt, net gains (losses) on investments, gain on sale of real estate, and stock-based compensation. Net income (loss) is the GAAP measure most closely comparable to adjusted EBITDA.

Management uses adjusted EBITDA along with other measures to gauge the Company’s performance and evaluate results, which can be skewed when including interest expense, income tax expense (benefit), depreciation and amortization, loss on extinguishment of debt, net gains (losses) on investments, gain on sale of real estate, and stock-based compensation, and may vary significantly between periods. Adjusted EBITDA is provided as supplemental information, not as a substitute for net income, and does not reflect the Company’s overall profitability.

Operating net income (loss) and basic operating net income (loss) per share are non-GAAP measures, which are net income (loss) and basic net income (loss) per share exclusive of net gains (losses) on investments and gain on sale of real estate, net of tax. Net income (loss) and basic net income (loss) per share are the GAAP measures most closely comparable to operating net income (loss) and basic operating net income (loss) per share.

Management uses operating net income (loss) and basic operating net income (loss) per share along with other measures to gauge the Company’s performance and evaluate results, which can be skewed when including net gains (losses) on investments and gain on sale of real estate and may vary significantly between periods. Operating net income (loss) and basic operating net income (loss) per share are provided as supplemental information, not as a substitute for net income (loss) and basic net income (loss) per share, and do not reflect the Company’s overall profitability.

Operating net income (loss) and diluted operating net income (loss) per share are non-GAAP measures, which are net income (loss) and diluted net income (loss) per share exclusive of net gains (losses) on investments and gain on sale of real estate, net of tax. Net income (loss) and diluted net income (loss) per share are the GAAP measures most closely comparable to operating net income (loss) and diluted operating net income (loss) per share.

Management uses operating net income (loss) and diluted operating net income (loss) per share along with other measures to gauge the Company’s performance and evaluate results, which can be skewed when including net gains (losses) on investments and gain on sale of real estate and may vary significantly between periods. Operating net income (loss) and diluted operating net income (loss) per share are provided as supplemental information, not as a substitute for net income (loss) and diluted net income (loss) per share, and do not reflect the Company’s overall profitability.

Operating return on equity is a non-GAAP measure, which is operating net income (loss) divided by average equity, which is the average of equity at the beginning of the period presented and ending equity at the end of the period presented. Return on equity is the GAAP measure most closely comparable to operating return on equity.

Management uses operating return on equity, along with other measures, to gauge the Company’s performance and evaluate results, which can be skewed when including net gains (losses) on investments and gain on sale of real estate, which may vary significantly between periods. Operating return on equity is provided as supplemental information, is not a substitute for return on equity and does not reflect the Company’s overall return on average common equity.

Underlying loss ratio is a non-GAAP ratio, which is computed as the GAAP net loss ratio excluding the effect of prior year loss reserve development and catastrophe losses.

Management believes that this ratio is useful to investors, and it is used by management to reveal the trends in the Company’s business that may be obscured by prior year loss reserve development and catastrophe losses. Catastrophe losses cause the Company’s loss ratios to vary significantly between periods as a result of their incidence of occurrence and magnitude and can have a significant impact on the net loss ratio. Management believes that this measure is useful for investors to evaluate this component separately when reviewing the Company’s underwriting performance. The most directly comparable GAAP measure is the net loss ratio. The underlying loss ratio should not be considered a substitute for the net loss ratio and does not reflect the Company’s net loss ratio.

Net loss ratio excluding the effect of catastrophes is a non-GAAP ratio, which is computed as the difference between GAAP net loss ratio and the effect of catastrophes on the net loss ratio.

Management believes that this ratio is useful to investors, and it is used by management to reveal the trends in the Company’s business that may be obscured by catastrophe losses. Catastrophe losses cause the Company’s net loss ratios to vary significantly between periods as a result of their incidence of occurrence and magnitude and can have a significant impact on the net loss ratio. Management believes that this measure is useful for investors to evaluate this component separately when reviewing the Company’s underwriting performance. The most directly comparable GAAP measure is the net loss ratio. The net loss ratio excluding the effect of catastrophes should not be considered a substitute for the net loss ratio and does not reflect the Company’s net loss ratio.

Underlying combined ratio is a non-GAAP measure, which is computed as the sum of the underlying loss ratio and the net underwriting expense ratio.

Management believes that this ratio is useful to investors, and it is used by management to reveal the trends in the Company’s business that may be obscured by prior year loss reserve development and catastrophe losses. Catastrophe losses cause the Company’s loss ratios to vary significantly between periods as a result of their incidence of occurrence and magnitude and can have a significant impact on the net combined ratio. Management believes that this measure is useful for investors to evaluate this component separately when reviewing the Company’s underwriting performance. The most directly comparable GAAP measure is the net combined ratio. The underlying combined ratio should not be considered a substitute for the net combined ratio and does not reflect the Company’s net combined ratio.

Book value per share, at the end of the period - diluted excluding AOCI is a non-GAAP measure, which is book value per share, at the end of the period - diluted less changes in accumulated other comprehensive income (AOCI). This measure is used by management to measure the diluted book value per share excluding the unrealized gains (losses) from the Company's investment portfolio since the Company has the ability and intent to hold available-for-sale fixed income securities to maturity, therefore not realizing the unrealized gain or loss. Management believes removing the quarter to quarter volatility in market movements impacting the fair value of the Company's available-for-sale fixed income securities is useful for investors to measure the Company's diluted book value per share. The most directly comparable GAAP measure is book value per share, at the end of the period – diluted. Book value per share, at the end of the period – diluted excluding AOCI should not be considered a substitute for book value per share, at the end of the period – diluted and does not reflect the Company’s book value per share, at the end of the period – diluted.

The table below reconciles GAAP net premiums earned to direct premiums written for the periods presented:

	For the Three Months Ended			For the Nine Months Ended
	September 30,			September 30,
			%			%
(000’s except percentages)	2026	2025	Change	2026	2025	Change
Direct Premiums Written Reconciliation:
GAAP net premiums earned	$62,412	$47,925	30.2%	$178,748	$137,663	29.8%
Change in unearned premiums	(18,307)	(16,276)	12.5	10,739	7,206	49.0

Net premiums written	44,104	31,649	39.4	189,487	144,869	30.8
Ceded written premiums	(42,691)	(44,161)	(3.3)	(39,406)	(50,178)	(21.5)

Direct premiums written	$86,795	$75,810	14.5%	$228,892	$195,047	17.4%

(Components may not sum due to rounding)

The following table reconciles GAAP net income to adjusted EBITDA for the periods indicated:

	For the Three Months Ended			For the Nine Months Ended
	September 30,			September 30,
			%			%
(000’s except percentages)	2026	2025	Change	2026	2025	Change
Adjusted EBITDA Reconciliation:
Net income	$17,584	$10,872	61.7%	$27,246	$26,007	4.8%
Interest expense	54	73	(26.0)	183	377	(51.5)
Income tax expense	4,720	2,834	66.5	7,169	6,584	8.9
Depreciation and amortization	806	645	25.0	2,283	1,882	21.3
EBITDA	23,165	14,423	60.6	36,882	34,850	5.8
Loss on extinguishment of debt	—	—	—	—	175	(100.0)
Net loss (gain) on investments	550	(182)	NM	1,325	(591)	(324.2)
Gain on sale of real estate	—	—	—	—	(1,966)	(100.0)
Stock-based compensation	663	430	54.2	1,963	1,241	58.2
Adjusted EBITDA	$24,378	$14,671	66.2%	$40,170	$33,710	19.2%
NM = Not meaningful
(Components may not sum due to rounding)

The following table reconciles GAAP net income to operating net income and GAAP net income per share - basic to operating net income per share - basic for the periods indicated:

	For the Three Months Ended				For the Nine Months Ended
	September 30, 2026		September 30, 2025		September 30, 2026		September 30, 2025

(000’s except per common share and outstanding share amounts)	Amount	Basic income per common share	Amount	Basic income per common share	Amount	Basic income per common share	Amount	Basic income per common share

Net income	$17,584	$1.21	$10,872	$0.77	$27,246	$1.88	$26,007	$1.88

Net loss (gain) on investments	550		(182)		1,325		(591)
Gain on sale of real estate	—		—		—		(1,966)
Net loss (gain) on investments and (gain) on sale of real estate	550		(182)		1,325		(2,557)
Less tax benefit (expense) on net loss (gain)	115		(38)		278		(537)

Net loss (gain) on investments and (gain) on sale of real estate, net of taxes	434	$0.03	(144)	$(0.01)	1,047	$0.07	(2,020)	$(0.15)

Operating net income	$18,019	$1.24	$10,729	$0.76	$28,293	$1.96	$23,988	$1.73

Weighted average basic shares outstanding	14,478,275		14,142,374		14,470,866		13,849,283

(Components may not sum due to rounding)

The following table reconciles GAAP net income to operating net income and GAAP net income per share - diluted to operating net income per share - diluted for the periods indicated:

	For the Three Months Ended				For the Nine Months Ended
	September 30, 2026		September 30, 2025		September 30, 2026		September 30, 2025
(000’s except per common share and outstanding share amounts)	Amount	Diluted income per common share	Amount	Diluted income per common share	Amount	Diluted income per common share	Amount	Diluted income per common share

Net income	$17,584	$1.19	$10,872	$0.74	$27,246	$1.86	$26,007	$1.82

Net loss (gain) on investments	550		(182)		1,325		(591)
Gain on sale of real estate	—		—		—		(1,966)
Net loss (gain) on investments and (gain) on sale of real estate	550		(182)		1,325		(2,557)
Less tax benefit (expense) on net loss (gain)	115		(38)		278		(537)

Net loss (gain) on investments and (gain) on sale of real estate, net of taxes	434	$0.03	(144)	$(0.01)	1,047	$0.07	(2,020)	$(0.15)

Operating net income	$18,019	$1.22	$10,729	$0.73	$28,293	$1.93	$23,988	$1.68

Weighted average diluted shares outstanding	14,716,112		14,601,241		14,657,940		14,303,326

(Components may not sum due to rounding)

The following table reconciles GAAP net income to operating net income and GAAP return on equity to operating return on equity for the periods indicated:

	For the Three Months Ended			For the Nine Months Ended
	September 30,			September 30,
(000’s except percentages)	2026	2025	Change	2026	2025	Change
Operating Net Income Reconciliation:
Net income	$17,584	$10,872	61.7%	$27,246	$26,007	4.8%

Net loss (gain) on investments	550	(182)	NM	1,325	(591)	(324.2)%
Gain on sale of real estate	—	—	—%	—	(1,966)	(100.0)%
Net loss (gain) on investments and (gain) on sale of real estate	550	(182)	NM	1,325	(2,557)	(151.8)%
Less tax benefit (expense) on net loss (gain)	115	(38)	NM	278	(537)	(151.8)%
Net loss (gain) on investments and (gain) on sale of real estate, net of taxes	434	(144)	NM	1,047	(2,020)	(151.8)%

Operating net income	$18,019	$10,729	67.9%	$28,293	$23,988	17.9%

Operating Return on Equity Reconciliation:

Net income	$17,584	$10,872	61.7%	$27,246	$26,007	4.8%
Average equity	$132,951	$101,265	31.3%	$129,737	$87,181	48.8%
Return on equity	13.2%	10.7%	2.5pts	21.0%	29.8%	(8.8)pts
Return on equity - annualized	52.9%	42.9%	10.0pts	28.0%	39.8%	(11.8)pts

Net loss (gain) on investments and (gain) on sale of real estate, net of taxes	$434	$(144)	NM	$1,047	$(2,020)	(151.8)%
Average equity	$132,951	$101,265	31.3%	$129,737	$87,181	48.8%
Effect of net loss (gain) on investments and (gain) on sale of real estate, net of taxes, on return on equity	0.3%	(0.1)%	0.4pts	0.8%	(2.3)%	3.1pts

Operating net income	$18,019	$10,729	67.9%	$28,293	$23,988	17.9%
Operating net income - annualized	$72,076	$42,914	68.0%	$37,724	$31,984	17.9%
Average equity	$132,951	$101,265	31.3%	$129,737	$87,181	48.8%

Operating return on equity	13.6%	10.6%	3.0pts	21.8%	27.5%	(5.7)pts
Operating return on equity - annualized	54.2%	42.4%	11.8pts	29.1%	36.7%	(7.6)pts

NM = Not meaningful
(Components may not sum due to rounding)

The following table reconciles the GAAP net loss ratio to the underlying loss ratio, which excludes the effect of catastrophe losses and prior-year loss reserve development for the periods presented:

	For the Three Months Ended				For the Nine Months Ended
	September 30,				September 30,
	2026	2025	Percentage Point Change		2026	2025	Percentage Point Change
Underlying Loss Ratio Reconciliation:

GAAP net loss ratio	34.9%	44.3%	(9.4)	pts	51.1%	48.2%	2.9	pts

Effect of catastrophes	7.5%	0.2%	7.3	pts	10.4%	0.8%	9.6	pts
Net loss ratio excluding the effect of catastrophes	27.4%	44.1%	(16.7)	pts	40.7%	47.4%	(6.7)	pts
Effect of prior-year favorable reserve development	(6.1)%	—%	(6.1)	pts	(3.8)%	(0.6)%	(3.2)	pts

Underlying Loss Ratio	33.5%	44.1%	(10.6)	pts	44.5%	48.0%	(3.5)	pts

(Components may not sum due to rounding)

The following table reconciles the GAAP net combined ratio to the underlying combined ratio, which excludes the effect of catastrophe losses and prior-year loss reserve development for the periods presented:

	For the Three Months Ended				For the Nine Months Ended
	September 30,				September 30,
	2026	2025	Percentage Point Change		2026	2025	Percentage Point Change
Underlying Combined Ratio Reconciliation:

GAAP net combined ratio	65.6%	72.7%	(7.1)	pts	81.7%	79.0%	2.7	pts

Effect of catastrophes	7.5%	0.2%	7.3	pts	10.4%	0.8%	9.6	pts
Effect of prior-year favorable reserve development	(6.1)%	—%	(6.1)	pts	(3.8)%	(0.6)%	(3.2)	pts

Underlying combined ratio	64.2%	72.5%	(8.3)	pts	75.1%	78.8%	(3.7)	pts

(Components may not sum due to rounding)

The following table reconciles GAAP book value per share, at the end of the period – diluted to book value per share, at the end of the period - diluted excluding AOCI for the periods indicated:

	As of
	September 30, 2026		September 30, 2025

(000’s except per common share and outstanding share amounts)	Amount	Book value per share - diluted	Amount	Book value per share - diluted

GAAP stockholders' equity	$136,742	$9.21	$107,653	$7.28
AOCI	(18,212)	$(1.23)	(6,745)	$(0.46)
Stockholders' equity excluding AOCI	$154,954	$10.43	$114,398	$7.74

Diluted shares outstanding	14,849,471		14,783,832

(Components may not sum due to rounding)

KINGSTONE COMPANIES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
	September 30, 2026	December 31, 2025
	(unaudited)
Assets
Short-term investments, at fair value (cost of $1,486,371 at September 30, 2026 and $0 at December 31, 2025)	$1,482,405	$—
Fixed-maturity securities, held-to-maturity, at amortized cost (fair value of $4,789,397 at September 30, 2026 and $5,137,267 at December 31, 2025)	6,038,334	6,042,348
Fixed-maturity securities, available-for-sale, at fair value, net of allowance for credit loss of $7,295 at September 30, 2026 and $0 at December 31, 2025 (amortized cost of $339,039,442 at September 30, 2026 and $296,738,055 at December 31, 2025)	315,980,512	289,037,190
Equity securities, at fair value (cost of $13,598,454 at September 30, 2026 and $13,546,654 at December 31, 2025)	9,186,878	10,056,595
Other investments	4,367,262	4,552,378
Total investments	337,055,391	309,688,511
Cash and cash equivalents	20,789,875	12,178,730
Premiums receivable, net of allowance for credit losses of $97,017 at September 30, 2026, and $20,831 at December 31, 2025	20,252,585	21,012,408
Reinsurance receivables, net	54,854,557	58,996,945
Prepaid reinsurance	1,673,206	2,142,329
Deferred policy acquisition costs	26,219,124	27,867,207
Intangible assets	500,000	500,000
Property and equipment, net	8,237,039	7,897,675
Deferred income taxes, net	7,465,128	4,179,559
Other assets	11,684,465	8,961,787
Total assets	$488,731,370	$453,425,151

Liabilities
Loss and loss adjustment expense reserves	$158,457,641	$140,538,618
Unearned premiums	162,401,533	154,028,072
Advance premiums	8,412,395	4,003,453
Reinsurance balances payable	3,888,399	5,232,319
Deferred ceding commission revenue	174,251	8,362,529
Accounts payable, accrued expenses and other liabilities	11,390,227	11,253,649
Income taxes payable	3,789,983	2,835,135
Debt, net (current $1,354,999 and long-term $2,119,590 at September 30, 2026, current $1,296,900 and long-term $3,143,227 at December 31, 2025)	3,474,589	4,440,127
Total liabilities	351,989,018	330,693,902

Commitments and Contingencies

Stockholders' Equity
Preferred stock, $0.01 par value; authorized 2,500,000 shares	—	—
Common stock, $0.01 par value; authorized 20,000,000 shares; issued 16,025,218 shares at September 30, 2026 and 15,921,651 shares at December 31, 2025; outstanding 14,481,647 shares at September 30, 2026 and 14,397,526 shares at December 31, 2025	160,252	159,216
Capital in excess of par	101,125,525	99,624,713
Accumulated other comprehensive loss	(18,211,772)	(6,081,530)
Retained earnings	59,528,187	34,596,857
	142,602,192	128,299,256

Treasury stock, at cost, 1,543,571 shares at September 30, 2026 and 1,524,125 shares at December 31, 2025	(5,859,840)	(5,568,007)
Total stockholders' equity	136,742,352	122,731,249
Total liabilities and stockholders' equity	$488,731,370	$453,425,151

KINGSTONE COMPANIES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income and Comprehensive Income (Unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025

Revenues
Net premiums earned	$62,411,604	$47,925,053	$178,747,895	$137,663,376
Ceding commission revenue	1,740,426	4,900,401	4,677,268	10,940,648
Net investment income	3,755,811	2,499,071	10,522,121	6,847,934
Net (losses) gains on investments	(549,962)	182,122	(1,324,964)	590,594
Gain on sale of real estate	—	—	—	1,965,989
Other income	185,905	145,843	550,746	437,503
Total revenues	67,543,784	55,652,490	193,173,066	158,446,044

Expenses
Loss and loss adjustment expenses	21,801,743	21,232,324	91,306,624	66,334,564
Commission expense	12,192,870	10,308,092	33,961,420	30,250,601
Other underwriting expenses	8,898,238	8,358,432	25,914,666	23,491,221
Other operating expenses	1,485,762	1,330,258	5,108,739	3,519,475
Depreciation and amortization	806,401	644,653	2,283,381	1,881,880
Interest expense	54,073	72,609	182,736	377,137
Total expenses	45,239,087	41,946,368	158,757,566	125,854,878

Income from operations before taxes	22,304,697	13,706,122	34,415,500	32,591,166
Income tax expense	4,720,243	2,833,647	7,169,125	6,583,699
Net income	17,584,454	10,872,475	27,246,375	26,007,467

Other comprehensive (loss) income, net of tax
Gross (increase) decrease in net unrealized losses
on available-for-sale-securities	(12,271,271)	2,760,803	(15,565,772)	6,862,488

Reclassification adjustment for net losses
included in net income	5,785	6,322	211,036	12,126
Net (increase) decrease in net unrealized losses	(12,265,486)	2,767,125	(15,354,736)	6,874,614
Income tax benefit (expense) related to items
of other comprehensive (loss) income	2,575,750	(581,096)	3,224,494	(1,443,668)
Other comprehensive (loss) income, net of tax	(9,689,736)	2,186,029	(12,130,242)	5,430,946

Comprehensive income	$7,894,718	$13,058,504	$15,116,133	$31,438,413

Earnings per common share:
Basic	$1.21	$0.77	$1.88	$1.88
Diluted	$1.19	$0.74	$1.86	$1.82

Weighted average common shares outstanding
Basic	14,478,275	14,142,374	14,470,866	13,849,283
Diluted	14,716,112	14,601,241	14,657,940	14,303,326

Dividends declared and paid per common share	$0.06	$0.05	$0.16	$0.05